KPMG Peat Marwick LLP
345 Park Avenue
New York, NY 10154



                        Independent Auditors' Consent



To the Board of Directors and Shareholders
Lexington Growth and Income Fund, Inc.


We consent to the use of our report dated February 14, 1997 included in the Registration Statement on Form N-1A and to the references to our firm under the headings "Financial Highlights" and "Auditors" in the Prospectus and "Shareholder Reports" in the Statement of Additional Information.


                                                   /s/ KPMG Peat Marwick LLP

                                                      KPMG Peat Marwick LLP



New York, New York
February 28, 1997